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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-130191 on Form S-3 of our report dated March 3, 2006, relating to the consolidated financial statements and financial statement schedule of Sierra Pacific Power Company, appearing in the Annual Report on Form 10-K of Sierra Pacific Power Company for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Reno, Nevada
May 24, 2006